Exhibit 99.1

GOLDEN MINERALS REPORTS 2011 YEAR-END RESULTS

GOLDEN, CO — (MARKETWIRE) — March 8, 2012 — Golden Minerals Company (“Golden Minerals” or the “Company”) (NYSE Amex: AUMN) (TSX: AUM) announces 2011 year-end results.

For the period January 1, 2011 through December 31, 2011, Golden Minerals recorded revenue of $1.8 million from the sale of metals and a net loss from operations of $62.7 million. The portion of the net loss related to the Company’s mining operations totaled $6.1 million for the cost of metals sold, which included $3.8 million of write-downs of metals inventory to net realizable value.  The remainder of the net loss included $27.3 million of expense associated with advancement of the El Quevar project, $17.8 million of exploration expense, $8.7 million of corporate general and administrative expenses and $7.2 million of costs associated with the ECU transaction, consisting primarily of professional fees and severance related costs for several ECU executives. Other income of $11.6 million related primarily to net proceeds received from the settlement of an arbitration claim.

The Company’s cash and cash equivalents balance totaled $48.6 million at December 31, 2011. The decrease in cash and short-term investments in 2011 resulted primarily from the $67.1 million in expenses described above, $15.7 million advanced  to ECU for operating costs prior to the business combination and $20.9 million following the ECU transaction to retire ECU’s debt obligations. These expenditures were partially offset by the Company’s receipt of approximately $30.6 million net proceeds from the private placement of common stock to The Sentient Group and the $11.6 million in settlement proceeds referenced in the preceding paragraph. If the Company achieves production in 2012 as projected in its recent guidance, and assuming that silver, gold, zinc and lead prices continue at current levels, the Company expects to have sufficient cash to advance its long term business strategy in 2012, including investing approximately $24 million in capital and development costs for the phased expansion at the Velardeña operations.

The Company has previously announced its strategic focus on increasing production from Velardeña with the objective of becoming self funding for future growth. As part of that strategy, the Company plans to rationalize its large portfolio of exploration properties in Mexico, Peru and Argentina with the objective of monetizing those properties where appropriate and reducing expenditures at other properties.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the ramp-up and expansion of existing production at the Velardeña and Chicago Mines in Mexico and advancement of the evaluation stage El Quevar project in Argentina.

GOLDEN MINERALS COMPANY

350 Indiana Street — Suite 800 — Golden, Colorado 80401 —  Telephone (303) 839-5060 —  Fax (303) 839-5907

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and applicable Canadian securities laws, including statements regarding the planned repayment of the ECU term loan in November; forecasts of production from the Velardeña and Chicago mines and the effects of development work, mining and process improvements, operational changes, processing facility and the planned sulfide plant thereon; anticipated improvements in ore head grades, metal recoveries, and concentrate production and quality; anticipated progress and rates of progress on the San Mateo ramp and its effectiveness in providing haulage access to undeveloped ore; timing  anticipated arrival at the Velardeña Operation and use of modern mining equipment; planned construction of a new sulfide plant and the timing thereof; anticipated updates of resource estimates for the Velardeña properties and El Quevar and the timing thereof; anticipated amenability of the El Quevar deposit to open pit and underground bulk mining; and planned drilling programs at El Quevar, Panuco, Adriana, Cochabamba and Atlas; and interpretation of the results of drilling programs and other geological information.  These statements are subject to risks and uncertainties, including potential delays in repaying the ECU term loan including delays in negotiating documentation related to the release of mortgages and pledges securing the loan or complying with required formalities;  unexpected events at the Velardeña Operation, the El Quevar project or the exploration properties; variations in ore grade and relative amounts, grades and metallurgical characteristics of oxide and sulfide ores; delays or failure in receiving required board or government approvals or permits; technical, permitting, mining, metallurgical or processing issues; failure to achieve anticipated increases in production and improvements in head grades, recoveries and concentrate production and quality at the Velardeña Operation; timing and availability of external funding on acceptable terms to construct the planned sulfide plant, advance the development of El Quevar and other exploration efforts; unfavorable interpretations of geologic information; unfavorable results of new resource estimates; loss of and inability to adequately replace skilled mining and management personnel; possible disputes with customers or joint venture partners; unanticipated difficulties or delays in completing the San Mateo ramp and failure of the ramp or the undeveloped ore accessed by the ramp to meet expectations; delays in the arrival of or loss of equipment being procured for the Velardeña operation; development of unfavorable information or conclusions regarding the economic or technical aspects of the planned sulfide plant for the Velardeña Operation, the amenability of the El Quevar deposit to bulk mining, or interpretations of geologic information;  problems with drill rigs or availability thereof; volatility or other changes in the U.S. and Canadian securities markets; availability and cost of materials, supplies and electrical power required for mining operations and exploration; fluctuations in silver, gold, zinc and lead prices, costs and general economic conditions; changes in political conditions, tax, environmental and other laws, diminution of physical safety of employees in Mexico, and other conditions in the countries in which the Company operates.  Additional risks relating to Golden

Minerals Company may be found in the periodic and current reports filed with the Securities Exchange Commission by Golden Minerals Company, including the Annual Report on Form 10-K for the year ended December 31, 2010.

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company

Jerry W. Danni

(303) 839-5060

Executive Vice President

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

CONSOLIDATED BALANCE SHEETS

(Expressed in United States dollars)

(Unaudited)

	December 31, 2011	December 31, 2010
	(in thousands, except share data)

Assets

Current assets
Cash and cash equivalents	$48,649	$120,990
Investments	—	601
Inventories	5,312	—
Value added tax receivable	1,317	—
Prepaid expenses and other assets	3,119	1,695
Total current assets	58,397	123,286

Property, plant and equipment, net	284,199	10,139
Goodwill	70,155	—
Assets held for sale	—	1,795
Prepaid expenses and other assets	264	398
Total assets	$413,015	$135,618

Liabilities and Equity

Current liabilities
Accounts payable and other accrued liabilities	$8,070	$2,931
Other current liabilities	7,505	67
Total current liabilities	15,575	2,998
Asset retirement and reclamation liabilities	3,781	220
Deferred tax liability	55,603	202
Other long term liabilities	288	380
Total liabilities	75,247	3,800

Commitments and contingencies

Equity
Common stock, $.01 par value, 100,000,000 shares authorized; 35,690,035 and 15,124,567 shares issued and outstanding, respectively	355	152
Additional paid in capital	453,756	185,051
Accumulated deficit	(116,221)	(53,550)
Accumulated other comprehensive income (loss)	(122)	165
Shareholders’ equity	337,768	131,818
Total liabilities and equity	$413,015	$135,618

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)

(Expressed in United States dollars) (Unaudited)

	The Year Ended December 31, 2011	The Year Ended December 31, 2010	The Period March 25, 2009 Through December 31, 2009	The Period January 1, 2009 Through March 24, 2009
		(Successor)		(Predecessor)
	(in thousands except per share data)

Revenue:
Sale of metals	$1,836	$—	$—	$—
Management service fees	—	11,216	11,067	1,350
Costs and expenses:
Cost of metals sold (exclusive of depreciation shown below)	(6,086)	—	—	—
Costs of services	—	(2,566)	(3,751)	—
Exploration expense	(17,774)	(13,353)	(12,617)	(3,482)
El Quevar project expense	(27,342)	(15,755)	—	—
Velardeña project expense	(587)	—	—	—
Administrative expense	(8,729)	(8,600)	(8,430)	(4,779)
Severance and acquisition related costs	(7,171)	—	—	—
Stock based compensation	(5,541)	(3,281)	(1,666)	(2,717)
Reclamation expense	(231)	—	—	—
(Impairment) reversal of impairment of long live assets	—	873	(1,687)	—
Other operating income, net	660	311	1,043	—
Depreciation, depletion and amortization	(2,792)	(1,095)	(626)	(102)
Total costs and expenses	(75,593)	(43,466)	(27,734)	(11,080)
Loss from operations	(73,757)	(32,250)	(16,667)	(9,730)
Other income and expenses:
Interest and other income	11,615	178	260	1,010
Royalty income	396	314	399	88
Interest and other expense	(1,254)	—	—	(345)
Loss on foreign currency	(1,326)	(89)	(69)	(13)
Gain (loss) on extinguishment of debt	(474)	—	—	248,165
Loss on auction rate securities	—	—	(2,199)	(828)
Reorganization costs, net	—	—	(1,032)	(3,683)
Fresh start accounting adjustments	—	—	—	9,122
Other total income and expenses	8,957	403	(2,641)	253,516
Income (loss) from continuing operations before income taxes	(64,800)	(31,847)	(19,308)	243,786
Income taxes	2,129	(1,427)	(968)	(165)
Net income (loss) from continuing operations	(62,671)	(33,274)	(20,276)	243,621
Loss from discontinued operations	—	—	—	(4,153)
Net income (loss)	$(62,671)	$(33,274)	$(20,276)	$239,468
Net (income) loss attributable to noncontrolling interest	$—	$—	$—	$(7,869)
Net income (loss) attributable to the Successor/Predecessor stockholders	$(62,671)	$(33,274)	$(20,276)	$231,599

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)

(Expressed in United States dollars) (Unaudited)

	The Year Ended December 31, 2011	The Year Ended December 31, 2010	The Period March 25, 2009 Through December 31, 2009	The Period January 1, 2009 Through March 24, 2009
		(Successor)		(Predecessor)
	(in thousands except per share data)

Other comprehensive gain (loss):
Unrealized gain (loss) on securities	$(287)	$11	$154	$940

Comprehensive income (loss) attributable to Successor/Predecessor stockholders	$(62,958)	$(33,263)	$(20,122)	$232,539
Net income (loss) per Common/Ordinary Share — basic
Income (loss) from continuing operations attributable to the Successor/Predecessor stockholders	$(2.94)	$(3.72)	$(6.78)	$4.13
Income (loss) from discontinued operations attributable to the Successor/Predecessor stockholders	—	—	—	(0.20)
Income (loss) attributable to the Successor/Predecessor stockholders	$(2.94)	$(3.72)	$(6.78)	$3.93
Net income (loss) per Common/Ordinary Share — diluted
Loss from continuing operations attributable to the Successor/Predecessor stockholders	$(2.94)	$(3.72)	$(6.78)	$(0.06)
Loss from discontinued operations attributable to the Successor/Predecessor stockholders	—	—	—	(0.17)
Loss attributable to the Successor/Predecessor stockholders	$(2.94)	$(3.72)	$(6.78)	$(0.23)
Weighted average Common Stock/Ordinary Shares outstanding - basic	21,280,916	8,947,739	2,989,562	59,000,832
Weighted average Common Stock/Ordinary Shares outstanding - diluted	21,280,916	8,947,739	2,989,562	69,171,400